Exhibit 99.1

PRESS RELEASE

FOR RELEASE 7/31/06 @ 1:05PM

AnalogicTech Reports Record Revenues for the Second Quarter 2006

Revenue Up 51% Year-Over-Year and 19% Sequentially

Sunnyvale, CA – July 31, 2006 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the second quarter ended June 30, 2006.

Revenue for the second quarter of 2006 was $21.8 million, an increase of 50.7% over revenue of $14.5 million for the second quarter of 2005 and a 19.3% sequential increase from the first quarter of 2006 revenue of $18.3 million.

Net income for the second quarter of 2006 was $1.2 million, or $0.03 per diluted share. This compares to a net loss of $0.1 million, or $0.02 per diluted share, for the second quarter of 2005, and compares to a net income of $0.7 million, or $0.02 per diluted share, for the first quarter of 2006. On a non-GAAP basis, excluding stock-based compensation expense, net of tax, net income for the second quarter of 2006 was $2.7 million, or $0.06 per diluted share. This compares to non-GAAP net income of $0.5 million, or $0.01 per diluted share, for the second quarter of 2005.

AnalogicTech reported gross margins of 59.9% for the second quarter of 2006, compared to 56.8% for the second quarter of 2005 and compared to 61.0% for the first quarter of 2006. The company ended the quarter with $127.6 million in cash, cash equivalents, and short term investments.

“During the second quarter, AnalogicTech grew revenue by 51% year-over-year, driven by strong demand for our Total Power Management™ products across all targeted geographies,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “We continued to broaden our product portfolio during the quarter with the introduction of new battery management and switching regulator products that leverage our ability to integrate multiple

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functions on single chip and minimize solution footprints. At the same time, we further diversified our customer base. We are encouraged by our progress to date on the implementation of our ModularBCD process technology. The response to the introduction of the first products using ModularBCD continues to be quite positive.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the third quarter ended September 30, 2006, AnalogicTech estimates revenue in the range of $22 to $24 million, and, on a GAAP basis, a net loss of $0.01 to net income of $0.01 per diluted share. The third quarter 2006 GAAP estimates include pre-tax quarterly stock-based compensation expense of $1.5 to $1.7 million. For the second half of 2006, AnalogicTech estimates revenue in the range of approximately $51 to $54 million.

AnalogicTech adopted SFAS 123R during the first quarter of fiscal 2006. This will have a significant impact on GAAP reported results as the company continues to grant stock options and other stock-based compensation awards to individuals. SFAS 123R requires companies to estimate the value of stock options by using the Black Scholes or other option valuation techniques. These techniques require management to make certain assumptions such as volatility, expected forfeiture rate, dividend yield rates, risk-free rates and expected option term.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income on a non-GAAP basis. This non-GAAP earnings information excludes stock-based compensation expense and its tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the company’s ongoing operational performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

Conference Call Details

The AnalogicTech second quarter teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time on Monday, July 31, 2006. To participate in the live call, analysts and investors should dial 800-218-9073 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor

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relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on Friday, August 4, 2006, by dialing 800-405-2236 and entering the passcode: 11065280#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode 11065280#.

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About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of Total Power Management(TM) semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Sunnyvale, California, with offices in South Korea, Taiwan, Hong Kong, Macau, Shanghai, Shenzhen, Beijing, Japan, Sweden, UK, and France, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: www.analogictech.com. (AnalogicTech - F)

For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering and our Annual Report on Form 10-K for the year ended December 31, 2005. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

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AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

(in thousands)

	June 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$102,812	$124,377
Short term investments	24,761	—

Total cash, cash equivalents and short term investments	127,573	124,377
Accounts receivable, net of allowances of $1,129 in 2006 and $1,031 in 2005	12,587	10,496
Inventories	8,957	6,561
Prepaid expenses and other current assets	1,140	1,656
Deferred income tax assets—current	5,017	3,780

Total current assets	155,274	146,870
Property and equipment, net	2,428	2,257
Other assets	1,402	384
Deferred income tax assets—noncurrent	1,812	1,812

TOTAL ASSETS	$160,916	$151,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,287	$5,196
Accrued liabilities	4,372	4,738
Income tax payable	850	963

Total current liabilities	13,509	10,897
Other long term liabilities	14	24

Total liabilities	13,523	10,921

Total stockholders’ equity	147,393	140,402

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$160,916	$151,323

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
NET SALES	$21,818	$14,475	$40,107	$28,747
Cost of revenues (including stock-based compensation of $59 and $146 for the three and six months ended June 30, 2006; $33 and $58 for the three and six months ended June 30, 2005)	8,752	6,257	15,886	11,652

GROSS PROFIT	13,066	8,218	24,221	17,095

OPERATING EXPENSES:
Research and development (including stock-based compensation of $624 and $1,181 for the three and six months ended June 30, 2006; $205 and $392 for the three and six months ended June 30, 2005)	5,788	4,485	11,843	8,933
Sales, general and administrative (including stock-based compensation of $803 and $1,566 for the three and six months ended June 30, 2006; $360 and $732 for the three and six months ended June 30, 2005)	7,214	3,803	12,770	7,848

Total operating expenses	13,002	8,288	24,613	16,781

INCOME (LOSS) FROM OPERATIONS	64	(70)	(392)	314

OTHER INCOME AND EXPENSES, NET	1,406	126	2,654	220

INCOME BEFORE INCOME TAXES	1,470	56	2,262	534
PROVISION FOR INCOME TAXES	266	194	312	433

NET INCOME (LOSS)	$1,204	$(138)	$1,950	$101

NET INCOME (LOSS) PER SHARE:

Basic	$0.03	$(0.02)	$0.05	$0.02
Diluted	$0.03	$(0.02)	$0.04	$0.00

WEIGHTED AVERAGE SHARES USED IN NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	43,364	6,668	43,180	6,520
Diluted	46,818	6,668	46,902	35,617

GAAP to Non-GAAP Reconciliation

Net Income (Loss) - GAAP Basis	1,204	(138)	1,950	101

Non-GAAP Adjustments for Stock-Based Compensation:
Cost of revenues	59	33	146	58
Research and development	624	205	1,181	392
Sales, general and administrative	803	360	1,566	732
Tax effect of adjustments	(10)	—	(101)	—

Net Income - Non-GAAP Basis	$2,680	$460	$4,742	$1,283

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